UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 18, 2010

THE FIRST AMERICAN CORPORATION

(Exact Name of the Registrant as Specified in Charter)

California	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California	92707-5913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 250-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 18, 2010, the Board of Directors of The First American Corporation (the “Company”) appointed David F. Walker to the Board, effective immediately, and also appointed Anand K. Nallathambi to the Board, effective upon the consummation of the separation of its financial services companies from its information solutions companies via a spin-off transaction, which is expected to occur on June 1, 2010. Mr. Walker will serve on the Company’s audit committee.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of the Company was held on May 18, 2010. The names of the persons who were nominated to serve as directors of the Company for the ensuing year are listed below, together with a tabulation of the results of the voting at the annual meeting with respect to each nominee. All nominees were elected.

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
George L. Argyros	37,268,059	45,027,816	8,197,393
Bruce S. Bennett	75,748,628	6,547,247	8,197,393
Matthew B. Botein	75,661,155	6,634,720	8,197,393
J. David Chatham	70,250,488	12,045,387	8,197,393
Glenn C. Christenson	75,744,494	6,551,381	8,197,393
William G. Davis	67,473,209	14,822,666	8,197,393
James L. Doti	69,868,645	12,427,230	8,197,393
Lewis W. Douglas, Jr.	70,152,703	12,143,172	8,197,393
Christopher V. Greetham	75,733,287	6,562,588	8,197,393
Parker S. Kennedy	69,716,387	12,579,488	8,197,393
Thomas C. O’Brien	75,462,856	6,833,019	8,197,393
Frank O’Bryan	69,883,820	12,412,055	8,197,393
John W. Peace	34,815,876	47,479,999	8,197,393
D. Van Skilling	70,214,505	12,081,370	8,197,393
Herbert B. Tasker	70,511,657	11,784,218	8,197,393
Virginia M. Ueberroth	69,859,688	12,436,187	8,197,393
Mary Lee Widener	65,517,162	16,778,713	8,197,393

At the meeting, a proposal to reincorporate the Company in Delaware was approved, with 72,849,313 votes for, 9,250,481 votes against, 196,081 votes abstaining and 8,197,393 broker non-votes.

The proposal to approve amendments to the Company’s Restated Articles of Incorporation and Bylaws decreasing the range in the number of directors that may serve on the board from a range of 10 to 18 to a range of 7 to 13, if the proposal to approve the reincorporation of the Company was not approved by shareholders, also was approved, with 81,408,972 votes for, 674,225 votes against, 212,678 votes abstaining and 8,197,393 broker non-votes.

The proposal to amend the Company’s Restated Articles of Incorporation to change the name of the Company to CoreLogic, Inc., if the proposal to approve the reincorporation of the Company was not approved by shareholders, also was approved, with 88,374,372 votes for, 1,670,143 votes against, 448,753 votes abstaining and no broker non-votes.

The shareholders of the Company also ratified the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010, with 89,666,818 votes for, 508,383 votes against, 318,067 votes abstaining and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST AMERICAN CORPORATION

Date: May 20, 2010	By:	/s/ KENNETH D. DEGIORGIO
	Name:	Kenneth D. DeGiorgio
	Title:	Senior Vice President and General Counsel

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